Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Sale of Photonics Business

SANTA CLARA, Calif. — January 3, 2022 – Intevac, Inc. (Nasdaq: IVAC), (“Intevac” or the “Company), a leading supplier of thin-film processing systems, today announced the sale of its Photonics business (“Photonics”) to EOTECH LLC, a privately-held optical technology company (“EOTECH”). The transaction, structured as an asset sale, closed on December 30, 2021 and is valued at up to $100 million, consisting of an up-front cash payment of $70 million and future earn-out payments of up to $30 million.

With the completion of the sale of Photonics to EOTECH, Intevac will continue its broader strategic review process, and shift its entire focus onto the Thin-Film Equipment (“TFE”) business, serving multiple growing thin-film technology markets. This transaction bolsters Intevac’s already strong balance sheet, and well positions the Company to drive stockholder value rooted in the Company’s core HDD equipment business, and ongoing growth initiatives.

Intevac’s Photonics business has long been recognized as a leading developer and provider of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry, and has provided integrated imaging systems for most U.S. military digital night vision programs, including the U.S. Army’s Integrated Visual Augmentation System (“IVAS”).

“We are extremely proud of the long history of innovation and leadership that the Photonics team has delivered over the years,” stated Wendell Blonigan, president and chief executive officer of Intevac. “Intevac Photonics, as envisioned by our late founder Norman Pond, pioneered the night vision technologies that have become the standard for most advanced digital night vision programs for the U.S. military, as well as many foreign nations. We wish to thank the entire Photonics organization for their important contributions to our nation’s defense, and we are confident that together with EOTECH, this business will continue to achieve future success providing best-in-class digital night vision technology.”

Matt Van Haaren, chief executive officer of EOTECH added, “Over the past 30 years, Intevac Photonics has built an impressive portfolio of digital night vision technologies that set the standard for advanced military avionics platforms. We are excited to continue to build this business as it develops the next generation of digital night vision for the dismounted soldier.”

“We commenced our strategic review process this past year with the objective to achieve recognition for the significant value that resides in our businesses,” commented David S. Dury, chairman of the board of Intevac. “With the sale of the Photonics business announced today, we have completed an important milestone in our efforts to deliver increased stockholder value. We have always believed in the long-term growth potential of Photonics, however with any significant new Photonics product revenue ramp still at least a couple of years away, and the complexity of achieving maximum shareholder value from two substantially different businesses within one company, the board of directors determined that this transaction was in the best interest of maximizing stockholder value.”

The $70 million upfront cash purchase price is subject to adjustments for working capital, fees, and other items, and will be reflected in the balance of total cash and investments at fiscal year-end 2021. Intevac and EOTECH have also negotiated a Transaction Service Agreement with a term of six months.

In connection with the transaction, Greenhill acted as the exclusive financial advisor to Intevac and delivered a fairness opinion to the board of directors. Wilson Sonsini Goodrich & Rosati acted as legal counsel to Intevac. For EOTECH, Houlihan Lokey acted as the exclusive financial advisor and Bodman PLC provided legal counsel.

Management will host a conference call tomorrow at 1:30 p.m. Pacific Time, Tuesday, January 4th, 2022 to discuss the transaction and to host a question and answer session. To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13725987. For international callers, the dial-in number is +1 (201) 389-0921. A live and archived webcast of the call will also be available on the Company’s investor relations website at https://ir.intevac.com: https://www.webcast-eqs.com/intevac20220104_en/en.

About Intevac

We are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, solar photovoltaic, and advanced semiconductor packaging markets we serve currently. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

About EOTECH

Headquartered in Plymouth, Michigan, EOTECH® designs, manufactures and markets the original Holographic Weapon Sight (HWS), and designs and distributes Vudu® rifle optics, thermal and night vision systems, and laser devices. EOTECH’s full line of professional-grade optics is trusted by the world’s tier-one professionals to deliver unparalleled speed, accuracy, and reliability. Our exacting standards demand continued focus on product quality, not quantity, ensuring that the highest specifications are not only met, but exceeded. Every optic manufactured is treated as if it will be the one that will face a life and death situation. When there are zero margins for error, there is only one clear choice - EOTECH. For more information, visit www.eotechinc.com.

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, the amount of cash proceeds and earn-out opportunities; the effects of the transaction on Intevac’s remaining customers and the expectations of the retained TFE business; Photonics’ ability to continue or accelerate its growth, research and development activities; any other statements of expectation or belief; any statements regarding plans and opportunities; and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained herein involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: whether Intevac receives the earn-out consideration; the effect of the transaction on the Company’s retained businesses and products, retention of existing executive leadership team members; difficulties in improving go forward execution and product development during transitions; general business and economic conditions; fluctuations and volatility in Intevac’s stock price; the ability of Intevac to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Intevac to achieve its cost and operating efficiency goals; the anticipated growth of the remaining market segment; Intevac’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Intevac’s Form 10-Q filed with the Securities and Exchange Commission on November 2, 2021, which is available on the Investor Relations section of Intevac’s website at https://ir.intevac.com and on the SEC website at www.sec.gov. All such risks and factors could have a material impact on our business, our financial results, and the Company’s stock price.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.